UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2020

Resonate Blends, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-21202	58-1588291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26565 Agoura Road, Suite 200 Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 571-888-0009

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	KOAN	OTCMKTS

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2020, Wais Asefi resigned as Chairman and as a member of our Board of Directors. Mr. Asefi’s resignation is in support of Resonate Blends strategic direction of becoming a pure play cannabis company. The Company does not believe that Mr. Asefi has any disagreements on matters relating to our operations, policies or practices.

Also on January 20, 2020, our Board of Directors appointed Geoff Selzer as our Chairman.

The employment history for Mr. Selzer is contained in our Current Report on Form 8-K filed with the SEC on October 25, 2019.

There are no family relationships between Mr. Selzer and any of our directors or executive officers.

Aside from the employment agreement dated October 25, 2019 that we executed in favor of Mr. Selzer to act as our CEO and the Purchase Agreements described in the Form 8-K filed with the SEC on October 25, 2019, Mr. Selzer has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resonate Blends, Inc.

/s/ Geoff Selzer
Geoff Selzer
Chief Executive Officer
Date: January 22, 2020